UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  Reported:  March 2, 2007


                   American Airlines, Inc.
   (Exact name of registrant as specified in its charter)


          Delaware              1-2691            13-1502798
(State of Incorporation)(Commission File Number)(IRS Employer
                                               Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)               (Zip Code)


                          (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 8.01    Other Events

American Airlines, Inc. is filing herewith a press release issued on March 2, 2007 as Exhibit 99.1, which is included herein. This press release was issued to report February traffic for American Airlines, Inc.





                          SIGNATURE



     Pursuant  to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American  Airlines,Inc.



                                        /s/Kenneth  W. Wimberly
                                        Kenneth W. Wimberly
                                        Corporate Secretary



Dated:  March 7, 2007


                        EXHIBIT INDEX


Exhibit        Description

99.1           Press Release


                                        Exhibit 99.1

                              CONTACT:  Tim Wagner
                                        Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577
                                        corp.comm@aa.com

FOR RELEASE:  Friday, March 2, 2007


         AMERICAN AIRLINES REPORTS FEBRUARY TRAFFIC

     FORT WORTH, Texas - American Airlines, the world's largest airline, reported a February load factor of 76.5 percent - an increase of 1.5 points compared to the same period last year. Traffic decreased 1.3 percent year over year as capacity decreased 3.2 percent.
     Domestic traffic decreased 2.6 percent year over year on
3.8 percent less capacity. International traffic increased by 1.2 percent relative to last year on a capacity decrease of 2.2 percent.
     American boarded 7.0 million passengers in February.

About American Airlines
American Airlines is the world's largest airline. American, American Eagle and the AmericanConnection airlines serve 250 cities in over 40 countries with more than 4,000 daily flights. The combined network fleet numbers more than 1,000 aircraft. American's award-winning Web site, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members serve more than 600 destinations in over 135 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, the AmericanConnection airlines, AA.com and AAdvantage are registered trademarks of American Airlines, Inc. (NYSE: AMR)

     Detailed traffic and capacity data are on the following page.




            AMERICAN AIRLINES PASSENGER DIVISION
           COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
                  EXCLUDES CHARTER SERVICES
                                      February
                                 2007          2006      CHANGE
REVENUE PASSENGER MILES (000)
 SYSTEM                     9,732,313     9,862,884       -1.3 %
         D.O.T. DOMESTIC    6,469,777     6,640,309       -2.6
         INTERNATIONAL      3,262,536     3,222,574        1.2
         ATLANTIC           1,092,181     1,146,817       -4.8
         LATIN AMERICA      1,785,134     1,681,056        6.2
         PACIFIC              385,221       394,702       -2.4

AVAILABLE SEAT MILES (000)
 SYSTEM                    12,720,454    13,141,041       -3.2 %
         D.O.T. DOMESTIC    8,182,417     8,502,825       -3.8
         INTERNATIONAL      4,538,037     4,638,216       -2.2
         ATLANTIC           1,636,624     1,689,306       -3.1
         LATIN AMERICA      2,397,767     2,373,367        1.0
         PACIFIC              503,646       575,544      -12.5

LOAD FACTOR
 SYSTEM                          76.5 %        75.0 %      1.5 Pts
         D.O.T. DOMESTIC         79.0          78.0        1.0
         INTERNATIONAL           71.8          69.4        2.4
         ATLANTIC                66.7          67.8       -1.1
         LATIN AMERICA           74.4          70.8        3.6
         PACIFIC                 76.4          68.5        7.9
PASSENGERS BOARDED          7,034,528     7,131,569       -1.4 %

SYSTEM CARGO TON MILES (000)  165,681       163,292        1.5 %



            AMERICAN AIRLINES PASSENGER DIVISION
           COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
                  EXCLUDES CHARTER SERVICES
                                   YEAR-TO-DATE February
                                 2007          2006      CHANGE
REVENUE PASSENGER MILES (000)
 SYSTEM                    20,630,164    20,895,220       -1.3 %
         D.O.T. DOMESTIC   13,476,255    13,838,245       -2.6
         INTERNATIONAL      7,153,909     7,056,975        1.4
         ATLANTIC           2,418,200     2,476,345       -2.3
         LATIN AMERICA      3,884,900     3,704,618        4.9
         PACIFIC              850,808       876,012       -2.9

AVAILABLE SEAT MILES (000)
 SYSTEM                    27,201,728    27,826,385       -2.2 %
         D.O.T. DOMESTIC   17,458,452    17,990,413       -3.0
         INTERNATIONAL      9,743,276     9,835,973       -0.9
         ATLANTIC           3,508,008     3,553,514       -1.3
         LATIN AMERICA      5,154,526     5,075,095        1.6
         PACIFIC            1,080,742     1,207,363      -10.5

LOAD FACTOR
 SYSTEM                          75.8 %        75.0 %      0.8 Pts
         D.O.T. DOMESTIC         77.1          76.9        0.2
         INTERNATIONAL           73.4          71.7        1.7
         ATLANTIC                68.9          69.6       -0.7
         LATIN AMERICA           75.3          72.9        2.4
         PACIFIC                 78.7          72.5        6.2
PASSENGERS BOARDED         14,719,708    14,930,793       -1.4 %

SYSTEM CARGO TON MILES(000)   332,937       329,475        1.1 %